UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 15, 2008

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 15, 2008, Collectors Universe, Inc. issued a press release announcing that it filed a Form 12b-25 with the Securities and Exchange Commission notifying the SEC of a delay in the filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2008.

As stated in the press release, the Company expects to complete and file its Annual Report on Form 10-K with the SEC before the expiration of the fifteen-day extension period under SEC Rule 12b-25.  As reported in the Form 12b-25, the completion of the Form 10-K has been delayed because the Company is conducting, in accordance with applicable accounting rules, a valuation to determine the amount of an expected non-cash impairment charge to the carrying value of the assets of its jewelry businesses and the related impact on our income tax provision.  The Company also provided, in that Form 12b-25, which was filed with the SEC on September 15, 2008, certain preliminary financial information relating to its expected results of operations for the fiscal year and fourth quarter ended June 30, 2008, before taking into account the effects on its operating results of the above-referenced impairment charge.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Current Report, including the press release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1
Press release issued September 15, 2008, announcing that Collectors Universe, Inc. filed a Form 12b-25 notifying the Securities and Exchange Commission of a delay in the filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: September 16, 2008	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press release issued September 15, 2008, announcing that Collectors Universe, Inc. filed a Form 12b-25 notifying the Securities and Exchange Commission of a delay in the filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2008.